AMENDMENT NO. 1 TO THE SUBLICENSE AGREEMENT
                           DATED AS OF APRIL 26, 2007

         This Amendment No. 1 to the Sublicense Agreement dated as of April 26, 2007 (the "Sublicense Agreement"), made by and among First Trust Advisors L.P., First Trust Industrials/Producer Durables AlphaDEX(TM) Fund (each a Sub-Licensee" and collectively, the "Sub-Licensees"), The American Stock Exchange LLC ("Index Provider"), and First Trust Portfolios L.P. ("First Trust"), is entered into this 8th day of May, 2007 ("Amendment Effective Date") by and among between FTP, Index Provider and Sub-Licensees.

         WHEREAS, the Sublicense Agreement sets forth certain terms and conditions with respect to the Sub-Licensees licensing of the use of the Index Provider Enhanced Indexes and the Index Provider Marks in connection with the issuance, distribution, marketing and/or promotion of the Products; and

         WHEREAS, the parties now wish to amend the Sublicense Agreement to reflect the change of the name of the First Trust Industrials AlphaDEX(TM) Fund to the First Trust Industrials/Producer Durables AlphaDEX(TM) Fund.

         NOW, THEREFORE, in consideration of the mutual promises and covenants given herein, the parties agree as follows:

         1. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Sublicense Agreement.

         2. The Sublicense Agreement is hereby amended to reflect the change of name of the First Trust Industrials AlphaDEX(TM) Fund to the First Trust Industrials/Producer Durables AlphaDEX(TM) Fund. All references in the Sublicense Agreement to the First Trust Industrials AlphaDEX(TM) Fund shall be replaced with the name First Trust Industrials/Producer Durables AlphaDEX(TM) Fund.

         3. Except as otherwise expressly set forth herein, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the License Agreement to be executed on the date first written above.

                            FIRST TRUST PORTFOLIOS L.P.

                            By: /s/ James A. Bowen
                                --------------------------------------------
                                Name: James A. Bowen
                                Title: President


                            FIRST TRUST ADVISORS L.P.

                            By: /s/ James A. Bowen
                                --------------------------------------------
                                Name: James A. Bowen
                                Title: President


                            FIRST TRUST INDUSTRIALS/PRODUCER DURABLES
                                 ALPHADEX(TM) FUND


                            By: /s/ James A. Bowen
                                --------------------------------------------
                                Name: James A. Bowen
                                Title: President


                           AMERICAN STOCK EXCHANGE LLC

                           By: /s/ Scott R. Ebner
                               ---------------------------------------------
                               Name (Printed): Scott Ebner
                               Title: Senior Vice President